Exhibit 99.13

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES SECOND QUARTER 2004 RESULTS

Alliance Capital Management Holding L.P. Announces Diluted Net Income of $0.53 per Unit
and Declares a $0.53 per Unit Cash Distribution

New York, NY, July 27, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), and Alliance Capital Management L.P. (“Alliance Capital”), today reported results for the second quarter of 2004.

Alliance Holding (The Publicly Traded Partnership):

•       Diluted net income per Unit for the quarter ended June 30, 2004 was $0.53, up 3.9%, compared to $0.51 for the same period in 2003.

•       Distribution per Unit for the second quarter is $0.53, compared to $0.51 for the second quarter of 2003.  The second quarter distribution is payable on August 16, 2004 to record holders of Alliance Holding Units at the close of business on August 6, 2004.

Alliance Capital (The Operating Partnership):

•       Assets Under Management (AUM) at June 30, 2004 were $481 billion, a 12.8% increase from a year ago, due primarily to equity market appreciation.

•       Average AUM was $477 billion for the quarter ended June 30, 2004, an increase of 16.3% from the same quarter a year ago.

•       Long-term net asset inflows for the three months ended June 30, 2004 were $1.4 billion.  Institutional Investment Management and Private Client experienced net asset inflows of $1.2 billion and $1.1 billion, respectively, which were partially offset by Retail net asset outflows of $0.9 billion. Cash Management outflows were $2.9 billion.

•       Long-term net asset inflows for the twelve months ended June 30, 2004 were $0.9 billion. Private Client and Institutional Investment Management inflows were $4.9 billion and $1.1 billion, respectively, while Retail experienced net asset outflows of $5.1 billion.  Cash management outflows were $4.6 billion.

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“On the most important metric, investment returns for our clients, second quarter results were satisfactory, with many services performing at or above benchmarks for the quarter and the first half,” Lewis Sanders, Chief Executive Officer said.

“New business volume improved substantially as compared to the first quarter, led by global services in the institutional market. Asset inflows remained strong in our private client business, but, as expected, results in the retail channel were depressed with the exception of managed accounts where growth accelerated noticeably. Attrition in U.S. growth services continued to be relatively high, holding net long-term assets inflows firm wide to a modest level.

“Profit margins were pressured by a rise in general and administrative costs related, in part, to non-recurring factors. Such costs are expected to decline from second quarter levels during the balance of the year but they are likely to remain well above last year’s run rate owing primarily to increased occupancy costs and additional provisions for related restructuring actions.

“Substantial progress was made in a range of initiatives during the quarter, especially in research. Development was completed on a new tool to improve forecast accuracy, which holds promise to add measurably to client investment returns.

“Ultimately, success in our business rests on delivering superior investment performance to our clients. Our global investment platforms in growth equities, value equities and fixed income, enhanced by continuing innovations in research, encourage us that we can deliver on this imperative,” Mr. Sanders concluded.

SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)

($ millions)

	Three Months Ended		%
	6/30/04	6/30/03	Change

Revenues	$737	$662	11.4%
Expenses	571	506	13.0
Income Before Taxes	166	156	6.2

Income Taxes	10	8	23.3

Net Income	$156	$148	5.2%

Pre-tax Margin (1)	22.5%	23.6%
(1) Pre-tax income as a percentage of revenues Note: Percentages are calculated using underlying numbers

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•       Revenues and Expenses for the second quarter were each increased by approximately $10 million owing to the effects of FIN 46 consolidations.

•       Expenses include a write-off of capitalized software of approximately $12 million and incremental insurance recoveries of approximately $8 million from previously incurred legal expenses.

CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2004 RESULTS

Alliance Capital’s management will review second quarter 2004 financial and operating results on Tuesday, July 27, 2004, during a conference call at 5:00 p.m. (New York Time).  The call will be hosted by Chief Executive Officer, Lewis A. Sanders, and Chief Operating Officer, Gerald M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.     To listen by telephone, please dial 888-428-4479 in the U.S. or 612-332-0107 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.     To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are available on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 8:00 p.m. (New York Time) July 27, 2004.  In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 738447.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At June 30, 2004, Alliance Holding owned approximately 31.5% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 57.3% of the outstanding Alliance Capital Units at June 30, 2004 (including those held indirectly through its ownership of approximately 1.8% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 58.3% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned

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subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Three Months Ended
	6/30/04	6/30/03
Revenues:
Investment Advisory & Services Fees	$511,219	$443,680
Distribution Revenues	111,933	108,661
Institutional Research Services	70,980	68,612
Shareholder Servicing Fees	23,465	25,679
Other Revenues, Net	19,546	15,113

	737,143	661,745

Expenses:
Employee Compensation & Benefits	261,899	226,671
Promotion & Servicing:
Distribution Plan Payments	92,804	91,950
Amortization of Deferred Sales Commissions	46,693	52,315
Other	44,370	41,681
General & Administrative	113,968	81,406
Interest	6,299	6,286
Amortization of Intangible Assets	5,175	5,175

	571,208	505,484

Income Before Income Taxes	165,935	156,261

Income Taxes	10,112	8,203

NET INCOME	$155,823	$148,058

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ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(THE PUBLICLY TRADED PARTNERSHIP)

SUMMARY STATEMENTS OF INCOME

(unaudited, in thousands except per Unit amounts)

	Three Months Ended
	6/30/04	6/30/03

Equity in Earnings of Operating Partnership	$48,585	$45,108

Income Taxes	6,206	5,213

NET INCOME	$42,379	$39,895

Additional Equity in Earnings of Operating Partnership (1)	526	904

NET INCOME – Diluted (2)	$42,905	$40,799

DILUTED NET INCOME PER UNIT	$ 0.53	$ 0.51

DISTRIBUTIONS PER UNIT	$ 0.53	$ 0.51

(1)   To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

(2)   For calculation of Diluted Net Income per Unit.

ALLIANCE CAPITAL AND ALLIANCE HOLDING

UNITS AND WEIGHTED AVERAGE UNITS OUTSTANDING

JUNE 30, 2004

		Weighted Average Units
	Period Ending Units Outstanding	Three Months Ended

		Basic	Diluted
Alliance Capital	253,250,267	253,110,823	254,555,932

Alliance Holding	79,856,424	79,716,980	81,162,089

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

THREE MONTHS ENDED JUNE 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total

Beginning of Period	$270,688	$158,735	$54,195	$483,618

Long-Term Flows
Sales/New accounts	9,976	6,162	2,056	18,194
Redemptions/Terminations	(4,452)	(6,872)	(690)	(12,014)
Cash flow	(4,346)	38	(308)	(4,616)
Unreinvested dividends	-	(214)	27	(187)

Net new long-term inflows(outflows)	1,178	(886)	1,085	1,377

Net cash management, sales	-	(2,927)	-	(2,927)

Market depreciation	(76)	(1,199)	(182)	(1,457)

End of Period	$271,790	$153,723	$55,098	$480,611

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

TWELVE MONTHS ENDED JUNE 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total

Beginning of Period	$234,574	$147,037	$44,592	$426,203

Long-Term Flows
Sales/New accounts	33,987	25,093	8,159	67,239
Redemptions/Terminations	(26,785)	(28,231)	(2,320)	(57,336)
Cash flow	(6,059)	(1,112)	(841)	(8,012)
Unreinvested dividends	(1)	(844)	(119)	(964)

Net new long-term inflows(outflows)	1,142	(5,094)	4,879	927

Net cash management, sales	-	(4,622)	-	(4,622)

Market appreciation	36,074	16,402	5,627	58,103

End of Period	$271,790	$153,723	$55,098	$480,611

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

($ millions)

	Three Month Period
	6/30/04	6/30/03

Average Assets Under Management	$476,782	$409,917

Ending Assets Under Management	$480,611	$426,203

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY INVESTMENT ORIENTATION

AT JUNE 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Equity:
Growth
U.S.	$48,490	$35,068	$6,641	$90,199
Global & International	21,656	11,030	3,300	35,986
	70,146	46,098	9,941	126,185
Value
U.S.	55,070	28,533	27,288	110,891
Global & International	41,220	7,167	5,923	54,310
	96,290	35,700	33,211	165,201
Total Equity	166,436	81,798	43,152	291,386

Fixed Income:
U.S.	54,553	47,675	11,770	113,998
Global & International	27,387	19,384	104	46,875
	81,940	67,059	11,874	160,873

Passive:
U.S.	17,806	4,658	72	22,536
Global & International	5,608	208	-	5,816
	23,414	4,866	72	28,352
Total:
U.S.	175,919	115,934	45,771	337,624
Global & International	95,871	37,789	9,327	142,987
	$271,790	$153,723	$55,098	$480,611

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ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY INVESTMENT VEHICLE

AT JUNE 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Separately Managed Accounts
Parent	$ 49,673	$ -	$ -	$ 49,673
Other (1)	219,987	8,352	38,440	266,779
	269,660	8,352	38,440	316,452

Mutual Funds
Parent (2)	94	37,098	-	37,192
Other	2,036	108,273	16,658	126,967
	2,130	145,371	16,658	164,159

Total	$271,790	$153,723	$55,098	$480,611

(1)   Retail separately managed accounts represent assets in managed account products.

(2)   Parent includes certain mutual funds sponsored by Alliance Capital’s parent and sub-advised by Alliance Capital.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY LOCATION (1)

AT JUNE 30, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
U.S. Clients	$187,110	$136,278	$53,689	$377,077
Non-U.S. Clients	84,680	17,445	1,409	103,534
	$271,790	$153,723	$55,098	$480,611

(1) Categorized by country domicile of client.